UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 26, 2007
POLYPORE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)
(704) 587-8409
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 26, 2007, the Board of Directors (the “Board”) of Polypore International, Inc. (the “Company”) appointed William Dries to the Board. Mr. Dries will be a Class II director and will therefore serve until the 2009 annual meeting of stockholders of the Company, until his successor is duly elected and qualified or until his death, resignation or removal, in accordance with the Company’s Amended and Restated Bylaws.
     Mr. Dries was appointed to serve on the Audit Committee of the Board and will replace Kevin Kruse, who will remain a director and continue to serve on the Compensation Committee of the Board. Mr. Dries meets the independence standards of the Securities and Exchange Commission and the New York Stock Exchange.
     Mr. Dries currently serves as Senior Vice President and Chief Financial Officer of EnPro Industries, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC. (Registrant)

Date: September 27, 2007	By:	/s/ Lynn Amos

Lynn Amos Chief Financial Officer

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